EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A Common Stock of Inspirato Incorporated shall be filed on behalf of each of the undersigned and that this Joint Filing Agreement shall be filed as an exhibit to such Schedule 13D.

Dated:  December 19, 2024

Revolution Portico Holdings LLC

By:

Revolution Management Company LLC

its

Manager

By:

/s/ Stephen M. Case

Name: Stephen M. Case

Title: Manager

Exclusive Resorts, LLC

By:

/s/ Stephen M. Case

Name: Stephen M. Case

Title: Co-Chair

Alps Investment Holdings LLC

By:

Revolution Management Company LLC

its

Manager

By:

/s/ Stephen M. Case

Name: Stephen M. Case

Title: Manager

Revolution Management Company LLC

By:

/s/ Stephen M. Case

Name: Stephen M. Case

Title: Manager

/s/ Stephen M. Case

Stephen M. Case